Exhibit 99.2

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EDITED TRANSCRIPT

SAFM – Q1 2016 Sanderson Farms Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 25, 2016 / 04:00PM GMT

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. – CEO and Chairman

Mike Cockrell Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Lampkin Butts Sanderson Farms, Inc. – President, COO and Board Member

CONFERENCE CALL PARTICIPANTS

Ken Goldman JPMorgan – Analyst

Farha Aslam Stephens Inc. – Analyst

Michael Piken Cleveland Research Company – Analyst

Ken Zaslow Bank of Montreal – Analyst

Brett Hundley BB&T Capital Markets – Analyst

Francesco Pellegrino Sidoti & Company – Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the Sanderson Farms first-quarter 2016 conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson, Chairman and CEO. Please go ahead, sir.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Thank you. Good morning, and welcome to Sanderson Farms’ first-quarter conference call. This morning, we announced net income of $10.7 million, or $0.47 per share, for our first quarter of fiscal 2016. This compares to net income of $66.5 million, or $2.87 per share, for our first quarter of fiscal 2015.

I will begin the call with comments about general market conditions and grain costs, and then turn the call over to Lampkin and Mike for a more detailed account of the quarter.

Before we make any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Thank you, Joe, and good morning, everyone. This call will contain forward-looking statements about the business, financial condition and prospects of the Company. Examples of forward-looking statements include statements regarding supply and demand factors, future grain and chicken market prices, economic conditions, production levels and our future growth plan. The actual performance of the Company could differ materially from that indicated by the forward-looking statements as a various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K and on the Company’s quarterly report on Form 10-Q filed with the SEC this morning in connection with our first fiscal quarter.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Thank you, Mike. Results for the first quarter reflect lower market prices compared to the start of fiscal 2015. Demand from retail grocery store customers has remained stable, and that stability is reflected in a Georgia dock (inaudible) bird price that was only slightly lower than during last year’s first quarter.

On the other hand, market prices for food service and export products were significantly lower compared to last year’s first quarter. While those markets improved somewhat in January, they remained oversupplied primarily as a result of weak export demand.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Quoted market prices for boneless breasts, tenders, wings and leg quarters were all lower during the quarter compared to last year’s first fiscal quarter. While overall market prices for chicken were lower during the quarter compared to last year, market prices for corn and soybean mill were also lower. Our feed costs were down almost $0.03 per pound of chicken processed during our first fiscal quarter. Market prices for corn and soybean meal have moved lower as a result of last year’s near-record harvest. And both corn and soybean balance tables are healthy as we move into the 2016 planning season.

The next advanced grain markets are what – we will watch are the South American harvest, the March supply and demand report, and the March 31 planning intentions report.

The South American crops are progressing well, and expectations now are for good crops from that region. At its 2016 Agricultural Outlook Forum this morning, the USDA estimated corn acres in 2016 will be up 2 million acres to 90 million and that acreage planted in soybeans would be down slightly to 82.5 million acres. Both estimates were in line with market expectations. It is not unusual for the USDA to significantly revise its outlook before the March 31 planting intentions report. So we will be watching for that report.

Farmers remain reluctant sellers at current values. Expanded on-farm storage capacity has allowed them to hold onto grain, but projected carryout ratios for both corn and soy support current market prices. We have bought a portion of our soybean meal through September and corn through March. Based on our costs through the first fiscal quarter and what we have priced so far, when combined with prices we could have locked in to the balance of the year at yesterday’s close, our grain costs for fiscal 2016 would be approximately $61.4 million less than during fiscal 2015. This total decrease of prices paid for grain and lower estimated basis in fiscal 2016 would translate into a $0.015 cents per pound decrease in our cost per processed pound of poultry.

At our annual shareholders meeting two weeks ago, I told our shareholders we are focused on several things as we start fiscal 2016. As I just mentioned, we are watching the quality and the quantity of the South American crops, and we will be watching the March 31 planting intentions report. We will of course watch chicken production numbers and consumer spending behavior. The USDA is projecting that our industry will produce 2% to 2.5% more chicken during calendar 2016 than last year.

Pullet placements have trended higher than this, but we believe eggs from some of these breeders are earmarked for Mexico. Export markets continue to face the same headwinds they have faced since January 2015, including avian influenza-related bans, a strong US dollar, low oil prices and politics. While some countries have lifted AI-related bans and exports have improved, some products that might normally be sold in the export market are instead still being sold domestically, and the food-service market is oversupplied.

Finally, we will focus our efforts on our growth. Palestine is up and running, and we will move that plant to full production by the fourth fiscal quarter of 2016. We will also continue construction of our newest plant in St. Pauls. I remain optimistic about 2016. I believe grain markets will at worst be benign. The chill pack environment remains strong, and supply and demand for tray pack products seem balanced.

Food service and export demand are the wild cards for 2016. Lower gasoline prices help consumers. But recent stock market volatility and uncertainty about the global economy are hampering food service demand. The restaurant association’s Restaurant Performance Index fell sharply in December and stood below 100 for the first time since February 2013, which signifies contraction in key industry indicators. The contraction continued in January, as at least one survey shows traffic decline year over year by 1.8% at casual dining and by almost 1% in QSRs. At least a portion of that decline, however, was probably due to severe weather in many parts of the country in January.

Regardless of the markets, however, our plan for the balance of the year is to remain focused on what we can control, focus on our strategic growth plans and let the markets take care of themselves.

At this point, I will turn the call over to Lampkin for a more detailed discussion of the chicken markets and our operations during the quarter.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

Thank you, Joe, and good morning, everyone. As Joe mentioned, market prices for poultry products were lower during the quarter when compared our first quarter last year. The Georgia dock price for a whole bird reflected continued strong chill pack demand during the quarter and averaged $1.13 per pound compared to last year’s $1.14 per pound. Bulk leg quarter prices during our first quarter averaged $0.218 per pound, compared to $0.422 per pound last year. Final numbers for calendar 2015 reflected the volume of all broiler parts exported during the year was lower by 16% when compared with 2014.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

The average price for jumbo wings was also lower during our first fiscal quarter compared to last year. Jumbo wing prices averaged $1.57 per pound during our first quarter this year, compared to $1.61 per pound during last year’s first quarter. Boneless breast prices averaged $1.11 per pound during the 2016 first quarter, compared to $1.42 last year.

We sold 860.3 million pounds of poultry products during the first quarter, a 12.2% increase from the 766.8 million pounds sold during last year’s first quarter. Our processed pounds were up from 774.9 million to 855 million pounds. This was almost 6% higher than our previous guidance, as live weights and yields were both better than estimated.

We expect to process approximately 892.7 million pounds during our second quarter, up from 864.4 million processed during last year’s second quarter.

Prepared food sales were up 3.6 million on 1.9 million more pounds sold, offset by a slight decrease in our sales price per pound of [0.24%]. Our prepared food plant continues to perform well and is operating at near full capacity.

We operated well during the first quarter, and, despite weaker markets, the year is off to a good start in terms of operations. We will continue to look for efficiency improvements and will do everything we can to meet our goal of performing at the top of the industry.

At this point, I will turn the call over to Mike to discuss our financial statements.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Thank you, Lampkin. Net sales for the quarter totaled $605.2 million, and that’s down from $667.4 million for the same quarter during fiscal 2015. Our net income of $0.47 per share during the quarter compares to $2.87 per share during last year’s first quarter.

Our cost of sales for poultry products for the three months ended January 31 as compared to the same three months a year ago increased 5.5%. This increase is a result of the increase in pounds sold offset by the lower feed costs. Our feed costs per pound of poultry products processed decreased 10% to $0.262 per share, and that compares to $0.291 per share – per pound last year; I’m sorry.

While our feed costs per pound of poultry products processed were lower by $0.029 per pound, our sales price per pound of poultry products decreased 20.2%, or $0.165 per pound, compared to last year. This combination obviously resulted in significantly lower margins during this year’s first quarter, and, as Joe mentioned, that was primarily at our big bird plants.

SG&A expenses for the first quarter of 2016 were $7.8 million lower than the same three months a year ago. This decrease is a result of lower startup costs, as startup costs at St. Pauls were $1 million during the quarter. And at Palestine last year in the first quarter, they were $4.8 million. We estimate startup costs at St. Pauls will be approximately $1.5 million in the second quarter, $2.2 million in the third quarter and $2.8 million in the fourth quarter.

Accruals under our equity compensation plans were lower by $3.1 million. The Company booked no accrual for performance shares that were granted on November 1, 2014. Those performance shares will be earned as certain return-on-equity and return-on-sales targets are reached when we average fiscal 2015 performance with fiscal 2016 performance. We are too early into fiscal 2016 to determine whether or not it’s probable that those targets are going to be reached. And we will reevaluate that judgment at the end of the second quarter. Should we determine that the targets become probable, the accrual will range between $1.1 million and $4.5 million.

Our balance sheet remains strong. At the end of the quarter, shareholders’ equity was $1.04 billion and net working capital was $434.8 million. The only debt on our balance sheet is $10 million in current debt, and we will pay that off in April. We ended the quarter with $155 million in cash, and we also collected $34 million in a tax refund in February after the quarter ended.

We spent $25.3 million on CapEx during the first quarter and have approved $212.6 million for the fiscal year. That fiscal 2016 capital budget includes $139.7 million in St. Pauls. And of the $25.3 million in CapEx during the quarter, $5.4 million was spent at St. Pauls. Our depreciation and amortization during Q1 was $19.9 million, and we expect approximately $85 million for the year.

A little bit about that effective tax rate. The Company’s effective tax rate for the three months ended January 31 was 44.9%, and that is higher than our guidance and it compares to 35.2% for the three months ended January 31, 2015. As of January 31, 2016, the Company’s long-term deferred income tax liability was $81 million, and that compares to $52.2 million at October 31, 2015, an increase of $28.8 million.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

The increase in both the effective tax rate and the long-term deferred tax liability is primarily attributable to the Company’s decision to take advantage of legislation enacted during the first quarter of fiscal 2016 that allowed for bonus depreciation to be taken on qualifying assets placed in service during the 2015 calendar year. This legislation and the Company’s election to accelerate depreciation on those items resulted in a favorable impact on the Company’s first-quarter income tax receivable, but had an unfavorable effect on the tax deductions that are based on levels of pretax income, most especially the Internal Revenue Code Section 199 Domestic Production Activities Deduction. Had the Company not elected to take advantage of this legislation, our effective tax rate would have been approximately 35.1%.

The higher tax rate cost approximately $2 million during the quarter, or $0.09 per share after income tax. The Company expects this effective rate for the remainder of the fiscal year to be approximately 35.1%, and, as I mentioned earlier, we did collect that $34 million refund in February after the quarter ended.

With that, Nikki, our prepared remarks are over, and you can open the line for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Ken Goldman, JPMorgan.

Ken Goldman – JPMorgan – Analyst

Two questions for me. Lampkin, you mentioned that as a Company you are always looking for efficiency improvements; that’s nothing new. But as you look at what some of the packaged food producers are doing, companies like Campbell, [Mondo Lee’s] – I won’t go as far as Kraft. But are there things you can learn from them in terms of your own cost structure? Again, I realize making chicken is pretty different than producing corn flakes. But just looking at some of these margin numbers coming in, does it make you – does it incent you to be more, I guess, aggressive with your own P&L?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

I understand. The businesses you mentioned, I don’t know anything about them. We capture and identify opportunities by looking at just about everything that goes on in our industry, and that’s through Agri Stats. So that’s – between looking at Agri Stats and comparing our own operations, as improvements materialize that’s where we develop our targets for opportunities.

Ken Goldman – JPMorgan – Analyst

Okay. I will follow-up on that one afterward. But my second question is – you highlighted market prices for Georgia dock as reasonably close to last year’s levels. I’m curious, the prices in the quarter that you actually received for tray pack, where they at similar levels to these market prices or did they trail a bit? And I guess how are those prices trending into 2Q as well?

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

I would say they are very similar to what we –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Tray pack was about – like last year, the prices, particularly in November and December – we were selling boneless breasts off of $1.11 Urner Barry, and we were selling leg quarters off – the market was $0.15 for November and December. And that is a no-go. That doesn’t work. January, we got about a nickel to – about a nickel-a-pound improvement in leg quarters, and we got $0.10 improvement in boneless breasts. And I think you all know how many pounds a week we do of boneless breasts and leg quarters –

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

16 million pounds of leg quarters and about 12 million pounds of boneless breasts.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And you multiply that times a nickel a pound and times $0.10 a pound, and January was a much better month. And it doesn’t take but a little bit to make that work. And – but tray pack was about the same.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

Ken, as far as the realized prices versus the Georgia dock, our realized prices are going to track very close to that. The only thing that would mess – or makes that different is the number of add features that there are during any particular month or quarter. And during the first quarter, we were 5% realized value or below –

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

(inaudible) because we are not insulated from the (inaudible) on our future price.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

What happens in November and December, though, you have got hams and turkeys. So you have excess product in November and December. And you don’t have chicken as – so that’s your problem in November and December. You don’t have adds every week.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And those features that – we negotiate with our retail customers at prices below the Georgia dock, obviously, for the things that will mess you up versus the Georgia dock, but we come in pretty close to that.

Ken Goldman – JPMorgan – Analyst

Great. Thank you for the color.

Operator

Ken Zaslow, Bank of Montreal.

(technical difficulty)

(operator instructions) And Ken has stepped away. The next question comes from Farha Aslam with Stephens.

Farha Aslam – Stephens Inc. – Analyst

A couple questions. The first one is volume for the year – I know you have saved it for the second quarter. Do you have a read for the year?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes. For the year, we anticipate pounds will be 200 – no, I’m sorry, 3.653 billion in 2016, and that’s up 6.1% from $3.44 billion in 2015.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Farha Aslam – Stephens Inc. – Analyst

That’s very helpful. Thank you. And then Joe, could you help us with the export markets? They seem to be recovering a little bit better than we had anticipated, highlighting your better-than-anticipated pricing in the quarter. Any color you give us on what’s driving that right now in your outlook for exports?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Well, we are – exports are much better. Of course, we haven’t had – there’s been one outbreak of AI in Indiana, and it did not cause any disruptions other than –

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

South Korea.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

South Korea, who we thought was going to open remained closed. And, of course, China remains closed, although that doesn’t affect leg quarters. But the AI ban is still in place there.

But product is going into South Africa. That’s a new market. That’s taken a little pressure off. And these other countries that had AI bans in place have either – they have either opened up or at least considered regions, and only banned regions.

So all of that has impacted dark meat prices. The other thing that has impacted dark meat is more and more whole eggs are being sold domestically, and more and more deboned dark meat is being sold domestically. Leg quarter inventories were down in the cold storage report. And some of it is better exports, and some of it is fewer product being produced in different – in other forms.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

Fewer leg quarters available for exports.

Farha Aslam – Stephens Inc. – Analyst

And your outlook for prices?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

We are – we probably averaged $0.15 a pound during this first quarter net – FOB. And those prices have moved up into the 20s. We are booking right now 23 to 26. And we think, post-Easter, it has room to get up into the high 20s. We still have headwinds from cheap oil and those economies that are impacted and currency – the strong dollar still impacting exports.

Farha Aslam – Stephens Inc. – Analyst

Great. And my last question and I’ll pass it on. Mike, I didn’t think I would ever ask this question in the first quarter this year, but you have no bonus accruals. It looks like pricing is strengthening a little bit better than we had anticipated. What are the thresholds that Sanderson would have to meet that you have to start across the bonuses?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

$10.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

It’s right at $10 a share, Farha. We have a long way to go to get there.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

20% on $1 billion in equity.

Farha Aslam – Stephens Inc. – Analyst

Thank you very much.

Operator

Michael Piken, Cleveland Research.

Michael Piken – Cleveland Research Company – Analyst

Just wanted to dig a little bit deeper into your expectations for expansion this year. I know you’d mentioned 2% to 2.5% in terms of total pounds. But how do you see the entire North American protein complex, and is that a comfortable amount? Given that there is more beef, I would expect it to come on the market later this year.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

We think – right now the industry has been very cautious about putting – setting eggs. Eggs sets are running less than 1%, and we think that’s going to continue.

Weights are running in aggregate. USDA weights are running about 1.25% higher than a year ago. I’ve been thinking that we are not going to be that much weight gain, but it appears there is. Agri Stats is showing 2% heavier birds, and I think Agri Stats is probably closer than USDA. So I think we’ll have 2.5% more pounds of chicken available in the market this year.

The question is, to me, the biggest deal – are exports going to – are they going to be domestic? Are pounds going to be in – are they going to get shipped offshore? Right now, exports are better than deboned dark meat. Deboned thighs are not really any better than leg quarter shipped offshore. And by – it was for about six or eight months, but not anymore. The price on that deboned dark meat has declined significantly. And the only thing we are deboning is to satisfy our customer needs. And there is – that deboned dark meat is actually cannibalizing – wait till see what it’s doing to price of boneless breasts. But we feel pretty good about what prices are going to do post-Easter.

Michael Piken – Cleveland Research Company – Analyst

Okay, great. And then just your thoughts on the impact of more beef on the market. Is it your view that chicken is cheaper, and it still won’t matter, or –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

We – I don’t think there’s going to be a huge impact. I always – you know what I’ve always said. They are not going to eat chicken seven days a week, and I don’t think they are going to eat beef seven days a week either.

And prices – the price of beef is still pretty high. The price of beef hasn’t gone down dramatically at the grocery store. The grocers are keeping their margins on beef and pork.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

What will probably happen is – well, I don’t – you might see some more features at the grocery store. But for March, we are going to be short of tray pack all of March. We have an Easter cut in there, but we are going to be short of tray pack product for the whole month of March. We’ve got ads booked for almost every week of March. So I’m not – I don’t think we’re going to get overrun by beef in 2016.

Michael Piken – Cleveland Research Company – Analyst

Okay, great. And then lastly, could you provide an update on the Chinese fall market and any thoughts on timing or anything along those lines? Thanks.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Well, we’ve been thinking it was going to be 2017 before China opened back up, and I think that’s a conservative way to look at that. There is a possibility if it could open before that, but I think the conservative thing is to think 2017. We were told that last summer and out of Washington, and I still – I’m holding onto that.

Michael Piken – Cleveland Research Company – Analyst

All right. Thank you.

Operator

Ken Zaslow, Bank of Montreal.

Ken Zaslow – Bank of Montreal – Analyst

(inaudible) question is – and I know your answer to the first part will be that you are not seeing any business, but let me just ask you. As you are seeing more and more companies trying to change how they are pricing their products to consumers, I know you are not going to change your way of doing things. But does that open up an opportunity, or does that make things harder for you? How does that change how you operate within the environment given that you will consistently stay with your strategy?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Price – which prices, Ken? You mean the way our competitors price product (technical difficulty)?

Ken Zaslow – Bank of Montreal – Analyst

There are competitors out there that are not pricing as much on Georgia dock, not pricing as much on Urner Barry. And I know it’s a little bit different of a segment, but does that create opportunity for you to undercut the pricing and come in and find more customers? Does it find it more that you have to (multiple speakers) –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

I’m not aware.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes, we are not familiar with how they price it, Ken.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Everything – all of ours (technical difficulty). Yes, we bid against really mainly it’s two other people –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

For tray pack.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

For tray pack. And everybody – it’s always based off the Georgia dock.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Though, when we compete for food service distributors’ business, we quote Urner Barry and our competition. Urner Barry based (multiple speakers). What’s that?

Ken Zaslow – Bank of Montreal – Analyst

No, go ahead. You go ahead.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Well, I was going to say some further processors will take flat prices for 12 months; quotes based on flat prices. And then retail – breast chicken for retail based off the Georgia dock, and that’s what we see when we – in a competitive bid, that’s what we see.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes, we don’t anticipate change in the way we do business.

Ken Zaslow – Bank of Montreal – Analyst

Yes, I figured that. I didn’t know if there was opportunity because there seems to be one fairly large player out there who has kind of more stabilized and longer-term margin structure with how they are changing the pricing. Or at least it seems –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Their product mix is different than ours. But what they sell in our category, they sell it just like we do. Mainly what they sell is tray pack like we do. When they sell fast food, they usually sell at cost-plus or they sell it flat price, and we don’t do that. We don’t do that. Then they – I’m sure they sell their further process, kind of like we do. And right now, that’s pretty good. You’ve got low-price grain and you’ve got low-cost raw material coming in to your further processing plant, that works. That’s good.

That model changes, though, when you’ve got $6 corn. Or boneless breasts is at $1.75 or $1.85. Right now, it’s beautiful.

Ken Zaslow – Bank of Montreal – Analyst

Okay. Fair enough. And then just to make sure I get this, the chicken industry – if you go back into history, there was only so much volatility year to year, that one year you could lose money and other year you could make money.

But this time around, you didn’t – we had a very quick period of time where you kind of hit the bottom – November, December. It already seems like it’s already recovering. Is there something that – and I always hate to be the person that says, oh, this time it’s different. But I guess what I’m trying to figure out is why do we – why did we not go into the losses that you historically see, given how strong the profitability was six to nine months ago. And can you help us understand maybe it’s a changing of the industry dynamics – how do you see it?

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Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

I don’t know. This is a – the – I don’t know why it – there isn’t an expansion going on. It looked like it was the pullet placements. But we might be at a capacity wall. And some of the larger players may be at capacity. And have not added any capacity, and some of the smaller ones might be at capacity. Where’s the egg set?

If you look at your 19 stated egg set, the industry hasn’t set – what is the biggest egg set in the last four years? 211 million?

Unidentified Company Representative

Yes, last summer, 211.6.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And that may be it. We’ve added a couple of plants, but nobody else has really done that. And the USDA did not come out with the new line speeds. And so you may be at a capacity. Since back in 2007, on the 19-state total, the industry was setting 220 million eggs. That was the max. Since that time, there are three or four plants shuttered.

And I don’t know what the capacity is right now, but we think it’s less than 220 million eggs. We thought it was going to be 215 million or 216 million, frankly. But I don’t know if it’s because in November and December there were several companies losing money, big bird typically, and exports were not favorable. And so everybody – some people are being very cautious, particularly in the big bird arena. It does feel different.

Ken Zaslow – Bank of Montreal – Analyst

Yes, it definitely does. And then my very last question is if Mexican margins don’t – or continue to be weak, are you worried that farms will not be moving as much to Mexico? And I will leave it there.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

(multiple speakers) Say that again, Ken. I’m sorry.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

We can’t hear you.

Ken Zaslow – Bank of Montreal – Analyst

Yes. If Mexican profitability –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Mexican –

Ken Zaslow – Bank of Montreal – Analyst

Profitability. Not that you guys do any business in Mexico, but you guys said that (multiple speakers) down in Mexico. If the Mexican profitability comes down –

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Oh, oh.

Ken Zaslow – Bank of Montreal – Analyst

Are you worried that the pullet may not be – from the US may not be moving to Mexico?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Well, you mean the eggs or the export eggs? Oh.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

We think that’s –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

I think they’re going to have to have eggs. Where else are they going to set them? If you build a breeder operation in the United States specifically to produce egg for your Mexican operation, and margins are bad there, there is not hatchery capacity for them to go into. They will do the same thing big-bird deboners were doing in November and December: they will break eggs.

Lampkin Butts – Sanderson Farms, Inc. – President, COO and Board Member

Yes, they will break eggs.

Ken Zaslow – Bank of Montreal – Analyst

Okay, thanks. Fair enough. (multiple speakers)

Operator

Brett Hundley, BB&T Capital Markets.

Brett Hundley – BB&T Capital Markets – Analyst

I wanted to go back to volumes during the quarter. They were much bigger than we were expecting, and of course you guys talked about how they were about 6% above your expectation on the processing side due to weight and yields. And 6% is a pretty big number, and so I was just wondering what were the key drivers of that excess during the quarter, and why are they not moving into Q2? Your guidance on processed pounds for Q2 is in line with what you gave last quarter.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes, Brett, this is Mike. Our head processed were actually right on what we anticipated. Our live weights were up by about 1.5% more than what we had forecast, and the rest of it was yields. Our plants are yielding very, very well. And, to be perfectly honest, when they come in with their estimate every quarter, they ask me, do you want me to continue – you want me to build in a higher yield than what we’ve done. And I say, no, let’s just leave it at our target. So that’s my fault. But yields were much better than I estimated that they would be.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Brett Hundley – BB&T Capital Markets – Analyst

So then do you think –

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

That’s not a bad problem.

Brett Hundley – BB&T Capital Markets – Analyst

No, no, not at all. It really helps your earnings within our model. And do you think, then, that the number that Lampkin gave again for Q2 is going to prove conservative there? And really, Joe, you talked about it, how weights are ticking up above your expectation, it sounds like. Is it just low-price speed or is it something else out there?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Well, I think part of it is breed. The breed we have – there are a lot of people switching to that breed, not only in big-bird deboning but also in tray pack. Over the last year, there have been a lot of companies – there’s been a lot of growth in the use of that breed, and the breed has performed exceedingly well. And it – I think that has helped a lot. The growth rate is – not the rate of growth but performance of that bird in feed conversion and in yield has been superb. And I think that has something to do with it.

Brett Hundley – BB&T Capital Markets – Analyst

Okay. Another story that is maybe gaining some steam here recently is coming out of Brazil. And with their currency where it is with the crops that they’ve had, the country has been exporting a lot of corn. And corn prices are really starting to tick up locally. And one of the thoughts that we had had was potentially that US chicken processors will become more competitive with their Brazilian counterparts on the global market here as the year unfolds, given that relative feed cost profile that is basically proliferating in Brazil right now versus the US.

We spoke with a Brazilian processor the other day, and he said it is plausible that US chicken processors could become more competitive this year and that you could see US exports tick up on a relative basis. Do you guys have an opinion on that? Are your export guys talking about this at all? I would just be curious to get your thoughts. And then I just have one more question.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

We don’t compete so much with Brazil. Brazil mainly ships whole birds around the world – whole chickens. And we ship mainly leg quarters. And there is – Brazil’s labor cost has gone up over the years. And they don’t have – 10 years ago – but even the products are different, and we ship different products and kind of go even to different markets. And I’ve never considered Brazil a big competitor with US products. They don’t have a market for the boneless breast meat like we do. And so they can’t – they don’t ship a lot of leg quarters. They ship a little bit, but not a lot like we do. And so I’ve never really considered them a competitor in the export market.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

(technical difficulty) compete with even a $0.25 leg quarter.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

No, a $0.25 leg quarter, they don’t – they can’t do anything with that.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Brett Hundley – BB&T Capital Markets – Analyst

I had thought that the US was trying to push more whole birds into the Middle East, for instance, as an export opportunity, but maybe I’m (multiple speakers) –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Well, that’s true for some processors, but it’s not a – that is not a big, huge market. Leg quarters compared to whole birds is – I mean, that’s not even close.

Brett Hundley – BB&T Capital Markets – Analyst

That’s understandable, that’s understandable. All right, I appreciate your perspective. And then just last question, your prepared foods business continues to grow. Clearly, you are growing on the fresh side as well with the plants that you’re building. I’m just curious – is it Sanderson’s intention to keep pace on the fresh side with prepared foods? In other words, do you always want your prepared foods business to be a certain percentage mix of your total sales? Or is it okay for your fresh meat growth to outpace prepared over time in your view? Thank you.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

We actually want prepared foods to be at about 10% of our total sales. Last year, it was about 7%. With Palestine and St. Pauls coming on, it’s going to fall further behind. So we need to increase our volume of prepared foods.

Brett Hundley – BB&T Capital Markets – Analyst

Would you buy something, Joe?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Yes.

Brett Hundley – BB&T Capital Markets – Analyst

Thank you.

Operator

Francesco Pellegrino, Sidoti and Company.

Francesco Pellegrino – Sidoti & Company – Analyst

I was wondering if you could provide some color in regards to chicken supplies in cold storage and what this could possibly even be in regards to a possible read-through, given that we are at a record level of cold storage levels.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

What was the total?

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

800.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

800, yes.

Francesco Pellegrino – Sidoti & Company – Analyst

Yes, 825?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

I looked at it; I just didn’t see the total. I think the one thing – the one product that’s in there, the leg quarters are not a problem. It’s – that amount, probably about four or five boats worth of leg quarters.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Yes, leg quarters are down.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

It’s the boneless breast.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Boneless breast ticked up, but –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Don’t you think that is further processors?

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

We know of some –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

That’s probably – the boneless breast is probably being put in there by further processors that thought that first quarter was the bottom of the boneless breast market. And they put it in there, and they will bring it out in the spring and summer, and put it in when boneless breast is higher. I don’t know what – I looked at it, but I don’t remember the other category. Five make the other category was –

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

It was big. From a year ago, down from December, right?

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

But the boneless breast is one I noticed. And that’s – we are putting some of that up for somebody. And – but it’s not for us. We don’t ever –

Francesco Pellegrino – Sidoti & Company – Analyst

I saw that wings were up 52% year over year; boneless breast was up 17%. It sounded that the boneless breast meat is up just due to some of the favorable pricing that we’ve experienced over the past couple of months. And, as you said, it’s going to further processing. Any insight on maybe the wings in cold storage?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

What about the wings? I don’t know about the wings.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

I think a year ago wings got high enough that people put some in the freezer for safety stock to get them through the Super bowl. And I think that number will start working its way down now that the Super Bowl is over. And we get March madness behind us, I think that number will come down.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And then they will go back up in the summer.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

You build inventory in wings in the summertime.

Francesco Pellegrino – Sidoti & Company – Analyst

All right. Maybe I will crunch some match on my end, but I thought wing consumption for the Super Bowl was only supposed to be up 2.5%. But I wasn’t sure why the jump would be that much for wing inventory in cold storage. But I will crunch some numbers; maybe we can circle back a little bit later about that.

In addition, can you provide us with a little bit of a recap in regards to where maybe the top 15 international countries are in regards to their bans of US broiler meat exports?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Bans?

Francesco Pellegrino – Sidoti & Company – Analyst

Yes like –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Russia would be – they were, what, 300 –

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

250,000 metric tons.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

250,000 metric tons. China was a – it was all paws and wing tips, but it was significant moneywise.

Francesco Pellegrino – Sidoti & Company – Analyst

Can we make this easier? Who has lifted the bans? I know last quarter was South Korea, South Africa. Russia sounded as if it’s something that’s going to be there for quite some time.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Yes, Russia is done.

Francesco Pellegrino – Sidoti & Company – Analyst

Who has lifted (multiple speakers) –

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

South Korea has a ban in place with the whole USA, and China does.

Francesco Pellegrino – Sidoti & Company – Analyst

Okay.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And everybody else has either lifted the ban or they regionalized. They consider the United States by regions.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

Everybody else is open. So as long as they – we are – the only countries we cannot export to right now are South Korea and China.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

And Russia.

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

And Russia. Right.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

Francesco Pellegrino – Sidoti & Company – Analyst

And just my last question. Not sure if it’s going to be anything material – a material opportunity for the US broiler industry. But given the new trade deal with Iran, when I look at the chart of the Middle East region in regards to US broiler meat exports, obviously Iran has not been on this chart for a couple of years. Is there any type of opportunity there for the US broiler industry? I saw that Russia has just signed a trade agreement for poultry exports to Iran. Anything material there?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

We don’t have anything in the works, but it certainly would be an opportunity to –

Mike Cockrell – Sanderson Farms, Inc. – Treasurer, CFO and Board Member

We used to ship (multiple speakers) yes.

Francesco Pellegrino – Sidoti & Company – Analyst

And any idea of the size of that market in metric tons?

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

No. Last year Iraq bought 6,500. So I don’t think it’s huge, but it would help – be helpful.

Francesco Pellegrino – Sidoti & Company – Analyst

All right. Didn’t think it would be that big; wasn’t necessarily sure. I appreciate the color, guys. Thanks again.

Operator

And there appears to be no further questions at this time. Mr. Sanderson, I would like to turn the conference back to you for any additional or closing remarks.

Joe Sanderson – Sanderson Farms, Inc. – CEO and Chairman

Good. Thank you for joining us this morning, and we look forward to reporting our second-quarter results later on this year. Thank you all.

Operator

Thank you, sir. And that does conclude today’s conference. Thank you for your participation and you may now disconnect.

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FEBRUARY 25, 2016 / 04:00PM GMT, SAFM - Q1 2016 Sanderson Farms Inc Earnings Call

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